As of November 30, 2007

                                 CODE OF ETHICS
                         ULTIMUS FUND DISTRIBUTORS, LLC

     Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of the personnel of a principal underwriter to a registered investment company. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by an investment company. The Rule also requires the principal underwriter to an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions.

     This Code of Ethics has been adopted by the Managing Directors of Ultimus Fund Distributors, LLC (the "Company"). It is based on the principle that the personnel of the Company owe a fiduciary duty to the Funds' shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

     I. DEFINITIONS. As used in this Code of Ethics, the following terms shall have the following meanings:

     (a) "Access Person" shall mean any director, officer, employee or registered representative of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities.
     (b) "Beneficial ownership" shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of Securities if the person has a pecuniary interest in the Securities and includes Securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such Securities benefits substantially equivalent to those of ownership.
     (c)  "Board  of   Directors"   shall  mean  a  board  of  directors  of  an
          incorporated investment company or a board of trustees of an investment company created as a common-law trust.
     (d) "Fund" shall mean an investment company registered under the 1940 Act for which the Company or an affiliate serves as principal underwriter, administrator, fund accountant or transfer agent.
     (e) "Security" shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies (other than exchange traded funds and any Funds listed in "Exhibit A," as amended from time to time); direct obligations of the U.S. Government; banker's acceptances; bank certificates of deposit; commercial paper; and high-quality short-term debt instruments, including repurchase agreements.

     (f) A "Security held or to be acquired by the Funds" shall mean (1) any Security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or a Fund's investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any Security convertible into or exchangeable for, any such Security.
     (g) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell Securities.

     II. PROHIBITION ON CERTAIN ACTIONS. The Company and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Funds:

     1.   Employ any device, scheme or artifice to defraud the Funds;
     2. Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
     3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
     4.   Engage in any manipulative practice with respect to the Funds.

     III. Quarterly Reporting of Securities Transactions.

          (1) On a quarterly basis, each Access Person must report any transaction during such quarter in a Security in which such Access Person has (or by virtue of the transaction acquires) any direct or indirect Beneficial ownership, as well as any broker, dealer or bank account established during the quarter in which securities are held for the direct or indirect benefit of the Access Person. Each Access Person must submit the Quarterly Transaction Report to the Secretary of the Company or his designee (hereafter referred to as "Secretary") no later than 10 days after the end of each calendar quarter. A Quarterly Transaction Report Form is included as EXHIBIT B.

          (2) In the event that no reportable transactions occurred during the quarter and no securities accounts were opened, the Access Person is still required to submit a Quarterly Transaction Report. The Access Person should note on the report that there were no reportable items during the quarter, and return it, signed and dated.

          (3) The Secretary may, in his discretion, allow for a filing extension of up to 30 days after the end of the calendar quarter. An extension may be granted for, but is not limited to, situations where the Access Person is out of the office for an extended period of time due to disability, illness or necessary business travel. In addition, the Secretary may, in his discretion, exempt any part-time employee of the Company from the requirement to file such quarterly reports if such employee's functions are solely and exclusively clerical or ministerial.

     IV. INITIAL AND ANNUAL REPORTING OF HOLDINGS. Each Access Person of the Company shall file with the Secretary, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report listing all Securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Company shall file with the Secretary a holdings report listing all Securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of such Access Person; and (3) the date that the report is submitted by the Access Person.

     V. RECORD OF SECURITIES TRANSACTIONS. Each Access Person is required to direct his/her broker(s) to supply to the Secretary, on a timely basis, duplicate copies of confirmations of all transactions in, and periodic statements for all accounts holding, Securities in which such Access Person has (or by virtue of any transaction acquires) any direct or indirect Beneficial ownership.

     VI. TRANSACTIONS AND HOLDINGS IN THE ULTIMUS FUND SOLUTIONS, LLC RETIREMENT & PROFIT SHARING PLAN. Contributions to the Ultimus Fund Solutions, LLC Retirement & Profit Sharing Plan to purchase shares of the Funds, and holdings of shares of the Funds within such Plan, are not required to be reported under Sections III and IV.

     VII. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any person may include, in any report required under Sections III or IV, a disclaimer as to the beneficial ownership in any securities covered by the report.

     VIII. SANCTIONS. If any person violates any provisions set forth in this Code of Ethics, the Secretary shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or Securities in that account for a specified time frame.

     IX. REPORTING TO BOARD OF DIRECTORS. At least once each year, the Secretary shall provide the Board of Directors of each Fund with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Directors that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

     X. NOTIFICATION OF REPORTING OBLIGATION. The Secretary shall identify all persons who are required to make the reports required under Sections III and IV and shall inform those persons of their reporting obligation.

     XI. RETENTION OF RECORDS. The Company shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

     1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.
     2. A record of any violation of the Company's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.
     3. A copy of each report required to be made by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
     4. A record of all persons, currently or within the past five years, who are or were required to make reports under Sections III and IV, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
     5. A copy of each report required to be made by the Secretary to the Board of Directors of each Fund pursuant to Section IX must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

                                                      Last updated June 30, 2008
                                    EXHIBIT A

                    REGISTERED OPEN-END INVESTMENT COMPANIES
                SUBJECT TO THE REQUIREMENTS OF THE CODE OF ETHICS

          Hussman Investment Trust
               Hussman Strategic Growth Fund
               Hussman Strategic Total Return Fund

          The Shepherd Street Funds, Inc.
               Shepherd Street Equity Fund

          Schwartz Investment Trust
               Schwartz Value Fund
               Ave Maria Catholic Values Fund
               Ave Maria Growth Fund
               Ave Maria Opportunity Fund
               Ave Maria Rising Dividend Fund
               Ave Maria Bond Fund

          Wells Family of Real Estate Funds
               Wells Dow Jones Wilshire U.S. REIT Index Fund
               Wells Dow Jones Wilshire Global RESI Index Fund

          Williamsburg Investment Trust
               FBP Value Fund
               FBP Balanced Fund
               The Jamestown Balanced Fund
               The Jamestown Equity Fund
               The Jamestown Select Fund
               The Jamestown International Equity Fund
               The Jamestown Tax Exempt Virginia Fund
               The Davenport Equity Fund
               The Government Street Equity Fund
               The Government Street Mid-Cap Fund
               The Alabama Tax Free Bond Fund

          New Century Portfolios
               New Century Capital Portfolio
               New Century Balanced Portfolio
               New Century Opportunistic Portfolio
               New Century International Portfolio
               New Century Alternative Strategies Portfolio

          TFS Capital Investment Trust
               TFS Market Neutral Fund
               TFS Small Cap Fund

          Profit Funds Investment Trust
               The Profit Fund

          The GKM Funds
               GKM Growth Fund

          First Pacific Mutual Fund, Inc.
               Hawaii Municipal Fund

          Oak Value Trust
               Oak Value Fund

          Veracity Funds
               Veracity Small Cap Value Fund

          The Cutler Trust
               Cutler Equity Fund

          The Berwyn Funds
               Berwyn Fund
               Berwyn Income Fund
               Berwyn Cornerstone Fund

          The Destination Funds
               Destination Select Equity Fund

          Black Pearl Funds
               Black Pearl Focus Fund

          Church Capital Investment Trust
               Church Capital Value Trust
               Church Capital Money Market Fund

          Surgeons Diversified Investment Fund
               Surgeons Diversified Investment Fund

          CM Advisers Family of Funds
               CM Advisers Fund
               CM Advisers Fixed Income Fund

          Centurion Investment Trust
               Centurion Christian Values Fund

          Monteagle Funds
               Monteagle Fixed Income Fund
               Monteagle Quality Growth Fund
               Monteagle Large Cap Growth Fund
               Monteagle Select Value Fund
               Monteagle Value Fund

          PMFM Investment Trust
               PMFM Managed Portfolio Trust
               PMFM Core Advantage Portfolio Trust

          Piedmont Investment Trust
               Piedmont Select Equity Fund

          Gardner Lewis Investment Trust
               The Chesapeake Core Growth Fund
               The Chesapeake Growth Fund

          ISI Funds
               ISI Strategy Fund, Inc.
               Managed Municipal Fund, Inc.
               North American Government Bond Fund, Inc.
               Total Return US Treasury Fund, Inc.

          The RAM Funds
               The Ram Capital Appreciation Fund

                                    EXHIBIT B
                     PERSONAL SECURITIES TRANSACTION REPORT


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Name (please print)                         Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

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                  Purchase/Sale/     Number of Shares/
      Date            Other          Principal Amount       Title of Security     Price       Broker/Dealer/Bank
-------------------------------------------------------------------------------------------------------------------

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

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

-------------------------------------------------------------------------------------------
    Account Registration       Broker/Dealer/Bank        Account No.     Date Established
-------------------------------------------------------------------------------------------

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

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.


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Signature of Access Person                Approved


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Date of Filing                            Date Approved